EXHIBIT 23






                                FIRSTENERGY CORP.

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-48587 and 333-102074) and Form S-8 (Nos. 333-48651, 333-56094, 333-58279, 333-67798, 333-72764, 333-72766, 333-72768,
333-75985, 333-81183, 333-89356 and 333-101472) of FirstEnergy Corp. of our
report dated February 28, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Cleveland, Ohio
March 24, 2003